QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Members
EGS Electrical Group, LLC:

        We consent to the incorporation by reference in the registration statements (No. 333-68650) on Form S-4, and (Nos. 333-139352, 333-139351, 333-29843, 333-29851, 333-29857, 333-29855, 333-38443, 333-70245, 333-82645, 333-82647, 333-61766, 333-69250, 333-69252, 333-106897, 333-109112, and 33-24043) on Form S-8 of SPX Corporation of our report dated December 21, 2008, with respect to the consolidated balance sheets of EGS Electrical Group, LLC and subsidiaries as of September 30, 2008 and 2007, and the related consolidated statements of income, members' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of SPX Corporation.

/s/ KPMG LLP

Chicago, Illinois
February 26, 2009

QuickLinks

  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm